UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: July 15, 2013

ECO VENTURES GROUP, INC.

 (Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

000-52445	33-1133537
(Commission File Number)	(I.R.S. Employer Identification No.)

7432 State Road 50, Suite 101 Groveland, FL 34736
 (Address of principal executive offices) (Zip Code)

                 Registrant's telephone number, including area code: (352) 557-4830

_________________________Not Applicable___________________________
 (Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On July 18, 2013 the Registrant filed a certificate of change to execute a fifteen for one reverse split (the “Reverse Split”) of our Common Stock and Preferred Stock. The Reverse Split combines our outstanding Common and Preferred Stock on the basis of 15 outstanding shares being changed to 1 outstanding share.  In other words, every 15 shares of Common or Preferred Stock that are now issued and outstanding will be combined into 1 share.  Each shareholder’s percentage ownership in the Company (and relative voting power) will remain essentially unchanged as a result of the Reverse Split.  All fractional shares will be rounded up so that no shareholder will be paid any cash for their stock. This action does not require shareholder approval under Nevada Revised Statute 78.207.

REASONS FOR THE REVERSE SPLIT

The Board believes that the present course of the Company’s business operations will need to be re-evaluated. We anticipate that changes to our business operations may result that may require the Company to issue new shares. The Board believes that reducing the number of outstanding shares will make our capital structure more attractive to potential investors and provide us with greater flexibility in structuring financings and pursuing other corporate development opportunities.  Also, a reduction in the number of outstanding shares makes our business more attractive to potential merger, joint venture and acquisition candidates should we decide to pursue such a plan sometime in the future.

Stockholders will not be required to pay a transfer or other fee in connection with the exchange of their certificates and fractional shares shall be rounded up to the nearest whole share.  Consummation of the reverse stock split will change the number of shares of Common and Preferred Stock authorized by the Company’s Articles of Incorporation but not the par value of each share of Common and Preferred Stock. The Reverse Stock Split will not materially affect a stockholder’s percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from fractional shares having been rounded up to the nearest whole share.

Further, we believe that our current low stock price negatively affects the marketability of our existing shares and our ability to raise additional capital.  Although we cannot guarantee it, we hope that the Reverse Split will increase the market price of our stock. Theoretically, the increase should occur in a direct inverse proportion to the Reverse Split ratio.  In other words, with a Reverse Split ratio of 1 to 15 the assumption is that the market price of our stock should increase one-hundredfold following the Reverse Split. Stockholders should note that the effect of the Reverse Stock split upon the price of the Company’s Common Stock and Preferred cannot be accurately predicted.

Finally, we are hopeful that the Reverse Split and the resulting anticipated increased price level will encourage interest in our Common Stock and possibly promote greater liquidity for our shareholders, however we cannot guarantee any of the foregoing.

CERTAIN EFFECTS OF THE REVERSE SPLIT

The following table illustrates the principal effects of the Reverse Split on our Common and Preferred Stock based on the number of shares authorized, issued and outstanding as of July 25, 2013.

	Prior to the	After the
Authorized Stock	Reverse Split	Reverse Split
Common Stock Authorized	750,000,000	50,000,000
Total Preferred Authorized	100,000,000	6,666,667
Series A Preferred Stock	4,000,000	266,667
Series B Preferred Stock	6,120,800	408,054

Issued Stock
Common Stock	39,542,557	2,636,171
Series A Preferred Stock	75,000	5,000
Series B Preferred Stock	20,000	1,334

Stock Available for Issuance
Common Stock	710,457,443	47,363,829
Undesignated Preferred	89,879,200	6,660,333
Series A Preferred Stock	3,925,000	261,667
Series B Preferred Stock	6,100,800	406,720

Shares of Common and Preferred Stock issued pursuant to the Reverse Split will be fully paid and non-assessable.  The relative voting and other rights of holders of the Common and Preferred Stock will not be altered by the Reverse Split, and each share of Common Stock will continue to entitle its owner to one vote, each share of our Series A Cumulative Convertible Preferred Stock (“Series A Preferred Stock”) will continue to entitle its owner to one vote per share on matters for which the holder is entitled to vote and each share of our Series B Cumulative Convertible Preferred Stock (“Series B Preferred Stock”) will continue to entitle its owner to one vote per share on matters for which the holder is entitled to vote. Any liquidation preferences shall be multiplied by 15 so that the holders thereof maintain the same absolute rights. The Reverse Split will not give rise to rights of appraisal or dissenter’s rights.

As a result of the Reverse Split, the number of shares of Common and Preferred Stock presently outstanding will be consolidated.  However, we will not have the ability to issue more shares of Common or Preferred Stock than is presently the case and without additional shareholder approval.  Doing so will have a dilutive effect on the equity and voting power of our existing shareholders.

No fractional shares will be issued in connection with the Reverse Split.  Instead, fractional shares will be rounded up and one whole share will be issued.  We expect that most shareholders will receive one additional share of Stock, but we do not anticipate that this will materially affect any shareholder's proportional interest.  We do not anticipate that the Reverse Split will result in any material reduction in the number of holders of Common or Preferred Stock.

The Reverse Split may result in some shareholders owning "odd-lots" of less than 100 shares of Common and Preferred Stock.  Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in round lots of even multiples of 100 shares.

The Reverse Split will not affect the Company's stockholders' equity as reflected on our financial statements, except to change the number of issued and outstanding shares of Common and Preferred Stock.  The Reverse Split will affect the par value of the Common and Preferred Stock in that instead of being $.0.015 it will be adjusted to remain at $0.001.

EFFECTIVE DATE OF THE REVERSE SPLIT

The Reverse Split will be authorized immediately and will become effective at such time as counsel or our executive officers determine that proper notification and filing has been made to the regulators and the securities markets and after the merger to change name described in Item 5.03 hereof is effective.  Upon proper regulatory notification, all of our outstanding Common and Preferred Stock will be converted into new Common and Preferred Stock in accordance with the Reverse Split ratio described above.  After the Reverse Split is effective, certificates representing shares of pre-reverse split Common or Preferred Stock will be deemed to represent only the right to receive the appropriate number of shares of post-reverse split Common or Preferred Stock.

NO EXCHANGE OF CERTIFICATES

Shareholders will not be asked to exchange certificates at this time; however, they are entitled to do so after the Reverse Split takes place if they wish by contacting our transfer agent.  Otherwise, certificates representing pre-reverse split shares will exchanged for certificates reflecting post-split shares at the first time they are presented to the transfer agent for transfer.

RIGHT TO ABANDON REVERSE SPLIT

Although we do not anticipate doing so, we may abandon the proposed Reverse Split at any time prior to its effectiveness if our Board of Directors deems it advisable to do so.  Any decision as to the appropriateness of the Reverse Split will be made solely by our Board of Directors and will depend upon numerous factors including the future trading price of our stock, the growth and development of our business and our financial condition and results of operations.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

MERGER TO CHANGE NAME

The Board of Directors of Eco Ventures, Inc. (the “Company”) has approved a change of its name to Clear TV Ventures, Inc. effective at the close of business on July 25, 2013.  The Board approved the name change in connection with the Company’s with its new business focus.

The name change was effected through the merger of the Company with its wholly-owned subsidiary in which the Company was the surviving entity.  In accordance with the Nevada Revised Statutes, Company changed its name at the effective time of the merger.  This action was approved by the company’s Board of Directors on July 15, 2013 and no consent of Company’s stockholders was required under Nevada law.

Both our CUSIP number and our trading symbol for our common stock which trades on the OTCQB Tier of the OTC Markets, Inc. will change as a result of the name change.  The new CUSIP number will be [____].  We have submitted the requisite documents and other information to the Financial Information Regulatory Association, Inc. (“FINRA”) to process the name change.  At such time as we are assigned a new trading symbol, we will make a subsequent announcement.

There will be no mandatory exchange of stock certificates.  Following the name change and reverse stock split, the share certificates which reflect our prior name and pre-split shares will continue to be valid.  Certificates reflecting the new corporate name and reverse stock split will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent, Empire Stock Transfer Co., telephone 702-818-5898.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger
2.2	Articles of Merger as filed with the Secretary of State of Nevada
3.1	Certificate of Change as filed with the Secretary of State of Nevada.
.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO VENTURES GROUP, INC.

Date: July 19, 2013	By: /s/ Randall Lanhamn
Randall Lanham, Chief Executive Officer